QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21.1

Name of Subsidiaries of The Travelers Companies, Inc.	State or Other Jurisdiction of Incorporation
Travelers Property Casualty Corp.	Connecticut
Travelers Insurance Group Holdings Inc.	Delaware
The Standard Fire Insurance Company	Connecticut
Standard Fire Properties, LLC	Delaware
Bayhill Restaurant II Associates	California
Standard Fire UK Investments LLC	Delaware
The Automobile Insurance Company of Hartford, Connecticut	Connecticut
Auto Hartford Investments LLC	Delaware
Travelers Personal Security Insurance Company	Connecticut
Travelers Property Casualty Insurance Company	Connecticut
Travelers Personal Insurance Company	Connecticut
Travelers Texas MGA, Inc.	Texas
The Travelers Indemnity Company	Connecticut
Arch Street North LLC	Delaware
Gulf Underwriters Insurance Company	Connecticut
Select Insurance Company	Texas
Travelers Casualty and Surety Company of Europe Limited	United Kingdom
First Floridian Auto and Home Insurance Company	Florida
Travelers Distribution Alliance, Inc.	Delaware
Travelers Indemnity U.K. Investments LLC	Connecticut
The Charter Oak Fire Insurance Company	Connecticut
Jupiter Holdings, Inc.	Minnesota
American Equity Insurance Company	Arizona
American Equity Specialty Insurance Company	Connecticut
Northland Insurance Company	Connecticut
Northfield Insurance Company	Iowa
Northland Casualty Company	Connecticut
The Phoenix Insurance Company	Connecticut
Constitution State Services LLC	Delaware
Phoenix UK Investments LLC	Delaware
The Travelers Indemnity Company of America	Connecticut
The Travelers Indemnity Company of Connecticut	Connecticut
Travelers Property Casualty Company of America	Connecticut
The Travelers Home and Marine Insurance Company	Connecticut
The Travelers Lloyds Insurance Company	Texas
Travelers Marine, LLC	Delaware
TPC U.K. Investments LLC	Delaware
TravCo Insurance Company	Connecticut
Travelers Commercial Casualty Company	Connecticut
TPC Investments, Inc.	Connecticut
Travelers (Bermuda) Limited	Bermuda
Travelers Casualty and Surety Company	Connecticut
8527512 Canada Inc.	Canada
The Dominion of Canada General Insurance Company(1)	Canada
Farmington Casualty Company	Connecticut
Travelers MGA, Inc.	Texas
IHP Capital Partners Fund VIII L.P.	Delaware
The Family Business Institute LLC	Delaware
Travelers Casualty and Surety Company of America	Connecticut
Travelers Global, Inc.	Delaware

Name of Subsidiaries of The Travelers Companies, Inc.	State or Other Jurisdiction of Incorporation
Travelers Brazil Holding LLC	Delaware
Travelers Brazil Acquisition LLC	Delaware
Travelers Participações em Seguros Brasil S.A.	Brazil
Travelers Seguros Brasil S.A.	Brazil
Travelers Casualty Insurance Company of America	Connecticut
Travelers Casualty Company of Connecticut	Connecticut
Travelers Casualty UK Investments LLC	Delaware
Travelers Commercial Insurance Company	Connecticut
Travelers Excess and Surplus Lines Company	Connecticut
Travelers Lloyds of Texas Insurance Company	Texas
Travelers Insurance Company of Canada	Canada
St. Paul Fire and Marine Insurance Company	Connecticut
St. Paul Mercury Insurance Company	Connecticut
St. Paul Guardian Insurance Company	Connecticut
St. Paul Surplus Lines Insurance Company	Delaware
The Travelers Casualty Company	Connecticut
Travelers Constitution State Insurance Company	Connecticut
Northbrook Holdings, Inc.	Delaware
Discover Property & Casualty Insurance Company	Connecticut
St. Paul Protective Insurance Company	Connecticut
350 Market Street, LLC	Delaware
United States Fidelity and Guaranty Company	Connecticut
Fidelity and Guaranty Insurance Underwriters, Inc.	Wisconsin
Fidelity and Guaranty Insurance Company	Iowa
Discover Specialty Insurance Company	Connecticut
Camperdown Corporation	Delaware
TCI Global Services, Inc.	Delaware
SPC Insurance Agency, Inc.	Minnesota
Travelers Management Limited	United Kingdom
Travelers Insurance Company Limited	United Kingdom
Travelers London Limited	United Kingdom
F&G UK Underwriters Limited	United Kingdom
Travelers Syndicate Management Limited	United Kingdom
Travelers Asia Pte. Ltd.	Singapore
Aprilgrange Limited	United Kingdom
Travelers Underwriting Agency Limited	United Kingdom
Simply Business Holdings Ltd	United Kingdom
Simply Business Group Ltd	United Kingdom
Xbridge Holdings Limited	United Kingdom
Xbridge Acquisitions Limited	United Kingdom
Simply Business Holdings, Inc.	Delaware
Simply Business, Inc.	Massachusetts
Xbridge Limited	United Kingdom

(1)
The Dominion of Canada General Insurance Company is a wholly-owned subsidiary of 8527512 Canada Inc., which is jointly owned by Travelers Casualty and Surety Company, which holds a 77.52% interest, and St. Paul Fire and Marine Insurance Company, which holds a 22.48% interest.

        The names of particular subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a "significant subsidiary" as that term is defined in Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934. In addition to the entities listed above, the Company has a 49.5% interest in

(i) J. Malucelli Participações em Seguros e Resseguros S.A., a Brazilian company, which has two direct wholly-owned Brazilian subsidiaries, J. Malucelli Seguradora S.A. and J. Malucelli Resseguradora S.A, and one indirect wholly-owned Brazilian subsidiary, J. Malucelli Control de Riscos Ltda and (ii) J. Malucelli Latam S.A., a Brazilian company, which owns 51% of JMalucelli Travelers Seguros S.A., a Colombian company.

QuickLinks

  Exhibit 21.1